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                          CFI MORTGAGE, INC. FILES
                     FOR REORGANIZATION UNDER CHAPTER 11


WEST PALM BEACH, Florida --- March 15, 1999 - CFI Mortgage, Inc. (OTC-BB: CFIM) a diversified consumer finance company, today said it has filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The filing was made in the U.S. Bankruptcy Court for the Southern District of Florida.

"The readjustment of subprime mortgage loan valuations among other factors made this step necessary", the company said, adding, "we will attempt to settle with our creditors, reorganize and restart."